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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

The Bon-Ton Department Stores, Inc., a Pennsylvania corporation
The Elder-Beerman Stores Corp., an Ohio corporation
The Bon-Ton Corp., a Delaware corporation
The Bon-Ton Stores of Lancaster, Inc., a Pennsylvania corporation Elder-Beerman West Virginia, Inc., a West Virginia corporation
The Bon-Ton Trade Corp., a Delaware corporation
BTRGP, Inc., a Pennsylvania corporation
The Bon-Ton Receivables Partnership, L. P., a Pennsylvania limited partnership The El-Bee Chargit Corp., an Ohio corporation
The El-Bee Receivables Corporation, a Delaware corporation
Elder-Beerman Holdings, Inc., an Ohio corporation
Elder-Beerman Indiana, L.P., an Indiana limited partnership
Elder-Beerman Operations, LLC, an Ohio limited liability company
The Bon-Ton Properties -- Greece Ridge G. P., Inc., a New York corporation
The Bon-Ton Properties -- Greece Ridge L. P., a Delaware limited partnership The Bon-Ton Properties -- Irondequoit G. P., Inc., a New York corporation
The Bon-Ton Properties -- Irondequoit L. P., a Delaware limited partnership The Bon-Ton Properties -- Marketplace G. P., Inc., a New York corporation
The Bon-Ton Properties -- Marketplace L. P., a Delaware limited partnership The Bon-Ton Properties -- Eastview G. P., Inc., a New York corporation
The Bon-Ton Properties -- Eastview L. P., a Delaware limited partnership Capital City Commons Realty, Inc., a Pennsylvania corporation
CROP Reinsurance, Ltd., a Turks and Caicos Islands corporation
The Bon-Ton Giftco, Inc., a Florida corporation

All subsidiaries are wholly owned